Exhibit 99.1
Travelport
— First Quarter 2011 Results —
Increased Adjusted EBITDA and Positive Cash Generation
Atlanta, GA, May 13, 2011 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announces its financial results for the first quarter ended March 31, 2011.
Financial Summary:
($ in millions)
•	Net Revenue — Q1 2011: $531 (2010: $536)

•	Operating Income — Q1 2011: $79 (2010: $72)

•	Adjusted EBITDA — Q1 2011: $147 (2010: $142)

•	Cash generated by continuing operations — Q1 2011: $61 (2010: cash used of $21)
Operational Highlights:
•	Announced ground-breaking merchandising agreements with Air Canada and British Airways

•	Signed global Travelport Universal API agreement with Hogg Robinson Group

•	Secured numerous contract renewals
Post Quarter End Highlights:
•	Completed sale of GTA business

•	Repaid $655 million of indebtedness

•	Signed merchandising agreement with Qantas
Commenting on developments, Jeff Clarke, President and CEO of Travelport, said:
“I’m pleased with Travelport’s Q1 growth in operating income and cash flow given the market and industry headwinds.
“Travelport continues to invest in new and innovative travel distribution technologies, including our Travelport Universal API, Travelport Universal Desktop and Travelport ePricing products”.
Financial Highlights for First Quarter 2011
Travelport’s main business is its global distribution system (GDS), which includes the Worldspan and Galileo brands and the Company’s Airline IT Solutions business.
On March 5, 2011, Travelport reached an agreement to sell its Gullivers Travel Associates (“GTA”) business to Kuoni Travel Holdings Limited for a gross consideration of $720 million, subject to certain closing working capital adjustments based on cash, working capital and indebtedness targets. The transaction completed on May 5, 2011. As a result, the assets and liabilities of our GTA business are classified as held for sale on our consolidated condensed balance sheets, and the results of operations are presented as discontinuing operations in our consolidated condensed statements of operations and consolidated condensed statements of cash flows.

($ in millions)	Q1 2011	Q1 2010	Change	% Change
Net Revenue	$531	$536	$(5)	(1)%
Operating Income	$79	$72	$7	10%
EBITDA	$135	$120	$15	13%
Adjusted EBITDA	$147	$142	$5	4%
Travelport’s Net Revenue of $531 million for the first quarter of 2011 represented a $5 million decrease compared to the corresponding period in the prior year. Operating Income and EBITDA were $79 million and $135 million, respectively, for the first quarter of 2011, with an increase of 10% in Operating Income and an increase of 13% in EBITDA compared to 2010. Adjusted EBITDA was $147 million for the first quarter of 2011, a 4% increase compared to 2010. Net Revenue decreased compared to the prior year as a result of a decrease in transaction processing revenue in the Middle East and Africa, partially offset by increases in Europe and Asia Pacific. Operating Income improved $7 million (10%) with a reduction in selling, general and administrative costs, partially offset by increases in cost of revenue and depreciation expense.
First quarter 2011 interest costs of $77 million were $11 million higher than for 2010 due to higher interest rates arising from amendments to our senior secured credit agreement in the fourth quarter of 2010.
During the three months ended March 31, 2011, Travelport generated $61 million in cash from continuing operations, an $82 million improvement over 2010. This increase is primarily attributable to $78 million of incremental cash generated from operating working capital.
Travelport’s net debt as of March 31, 2011 was $3,451 million, which comprised debt of $3,860 million less $174 million in cash and cash equivalents, less $98 million in cash and cash equivalents of discontinuing operations and less $137 million of restricted cash provided as collateral.
Orbitz Worldwide
Travelport currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport accounts for its investment in Orbitz Worldwide under the equity method of accounting. During the quarter ended March 31, 2011, Travelport recorded a $5 million loss from its investment in Orbitz Worldwide.
Conference Call/Webcast
The Company’s first quarter 2011 earnings conference call will be accessible to the media and general public via live Internet webcast on Tuesday, May 17, 2011, beginning at 2 pm (EDT) and through a limited number of dial-in conference lines. The webcast and conference call details are available through the Investor Center section of the Company’s website (www.travelport.com/investor.aspx), where pre-registration for the event is required.
About Travelport
Travelport is a broad-based business services company and a leading provider of critical transaction processing solutions to companies operating in the global travel industry.
With a presence in 160 countries, approximately 3,500 employees and reported 2010 revenues of $2.3 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business, which hosts mission critical applications and provides business and data analysis solutions for major airlines.
Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures, and Travelport management.
Investor Contact
Julian Walker
Head of Corporate Communications and Investor Relations
+44 (0) 1753 288210
julian.walker@travelport.com

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our new universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in $ millions)	2011	2010
Net revenue	531	536

Costs and expenses
Cost of revenue	317	303
Selling, general and administrative	76	112
Restructuring charges	3	1
Depreciation and amortization	56	48

Total costs and expenses	452	464

Operating income	79	72
Interest expense, net	(77)	(66)

Income from continuing operations before income taxes and equity in losses of investment in Orbitz Worldwide	2	6
Provision for income taxes	(11)	(15)
Equity in losses of investment in Orbitz Worldwide	(5)	(3)

Net loss from continuing operations	(14)	(12)
Loss from discontinuing operations, net of tax	(10)	(9)

Net loss	(24)	(21)
Net loss attributable to non-controlling interest in subsidiaries	1	—

Net loss attributable to the Company	(23)	(21)

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in $ millions)	2011	2010

Assets
Current assets:
Cash and cash equivalents	174	94
Accounts receivable (net of allowances for doubtful accounts of $25 and $24)	215	161
Deferred income taxes	4	4
Assets of discontinuing operations	1,047	1,066
Other current assets	234	185

Total current assets	1,674	1,510
Property and equipment, net	465	484
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	747	770
Investment in Orbitz Worldwide	85	91
Non-current deferred income tax	4	4
Other non-current assets	351	341

Total assets	4,626	4,500

Liabilities and equity
Current liabilities:
Accounts payable	105	72
Accrued expenses and other current liabilities	521	474
Liabilities of discontinuing operations	549	555
Current portion of long-term debt	18	18

Total current liabilities	1,193	1,119
Long-term debt	3,842	3,796
Deferred income taxes	40	37
Other non-current liabilities	215	220

Total liabilities	5,290	5,172

Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,011	1,011
Accumulated deficit	(1,709)	(1,686)
Accumulated other comprehensive income (loss)	22	(9)

Total shareholders’ equity	(676)	(684)
Equity attributable to non-controlling interest in subsidiaries	12	12

Total equity	(664)	(672)

Total liabilities and equity	4,626	4,500

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in $ millions)	2011	2010

Operating activities of continuing operations
Net loss	(24)	(21)
Loss from discontinuing operations	10	9

Net loss from continuing operations	(14)	(12)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	56	48
Amortization of debt finance costs	3	4
Loss on interest rate derivative instruments	2	2
(Gain) loss on foreign exchange derivative instruments	(3)	1
Equity in losses of investment in Orbitz Worldwide	5	3
FASA liability	(5)	(5)
Deferred income taxes	3	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(52)	(56)
Other current assets	(5)	1
Accounts payable, accrued expenses and other current liabilities	68	(8)
Other	3	1

Net cash provided by (used in) operating activities of continuing operations	61	(21)

Investing activities of continuing operations
Property and equipment additions	(18)	(113)
Investment in Orbitz Worldwide	—	(50)
Cash received from GTA Business	41	13
Other	—	5

Net cash provided by (used in) investing activities of continuing operations	23	(145)

Financing activities of continuing operations
Principal repayments	(5)	(8)
Proceeds from new borrowings	—	100
Payments on settlement of derivative contracts	—	(7)

Net cash (used in) provided by financing activities of continuing operations	(5)	85

Effect of changes in exchange rates on cash and cash equivalents of continuing operations	1	(1)
Net increase (decrease) in cash and cash equivalents of continuing operations	80	(82)

Cash used in discontinuing operations
Operating activities	(9)	(6)
Investing activities	(3)	(6)
Financing activities	(41)	(13)
Effect of changes in exchange rates on cash and cash equivalents of discontinuing operations	3	(3)

Net cash used in discontinuing operations	(50)	(28)

Cash and cash equivalents at beginning of period	242	217

Cash and cash equivalents at end of period	272	107

Less: cash of discontinuing operations	(98)	(65)

Cash and cash equivalents of continuing operations at end of period	174	42

Supplementary disclosures of cash flow information for continuing operations
Interest payments	99	90
Income tax payments, net	3	12

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)
Reconciliation of Travelport Adjusted EBITDA to Operating Income

	Three Months Ended March 31,
	2011	2010
Travelport Adjusted EBITDA	147	142
Less adjustments:
Acquisitions and corporate transaction costs	3	19
Restructuring charges	3	1
Unrealized (gains) losses on foreign exchange derivatives	(3)	1
Other	9	1

Total	12	22

EBITDA	135	120
Less: Depreciation and amortization	(56)	(48)

Operating income	79	72

Reconciliation of Adjusted EBITDA to Net Cash Provided by (Used In) Operating Activities of Continuing Operations and Unlevered Free Cash Flow

	Three Months Ended March 31,
	2011	2010
Travelport Adjusted EBITDA	147	142
Less:
Cash interest payments	(99)	(90)
Tax payments	(3)	(12)
Changes in operating working capital	30	(48)
FASA liability payments	(5)	(5)
Other non-operating and adjusting items	(9)	(8)

Net cash provided by (used in) operating activities of continuing operations	61	(21)

Add cash interest payments	99	90
Less capital expenditures	(18)	(113)

Unlevered free cash flow	142	(44)

Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for; measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so that investors have the same tools available to management when evaluating the results of Travelport. The Adjusted EBITDA measure is a defined term within our credit agreement and bond indentures. Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratio under our credit agreement covenants. This ratio compares our Adjusted EBITDA for the last twelve months to our consolidated net debt and is known as our Leverage Ratio. We are currently in compliance with our Leverage Ratio. A breach of this covenant could result in a default under the senior secured credit agreement and the indentures governing our notes.
Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operations adjusted to exclude cash interest payments and include capital expenditures, all of which are GAAP measures included within our Statements of Cash Flows. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and our ability to meet its current and future financing and investing needs.

TRAVELPORT LIMITED
Operating Statistics
(unaudited)

	Three Months Ended
	March 31,
	2011	2010	Change	% Change
GDS (segments in millions)
Americas Segments	47.2	46.9	0.3	1%
International Segments:
Europe	24.2	24.2	—	—%
Asia Pacific	14.5	14.2	0.3	2%
Middle East and Africa	9.6	10.5	(0.9)	(9)%

Total Segments	95.5	95.8	(0.3)	—%